UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 6, 2024

MATCH GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-34148	59-2712887
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8750 North Central Expressway, Suite 1400

Dallas, TX 75231

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (214) 576-9352

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of exchange on which registered
Common Stock, par value $0.001	MTCH	The Nasdaq Stock Market LLC (Nasdaq Global Select Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

CFO Appointment

On October 6, 2024, the Board of Directors (the “Board”) of Match Group, Inc. (the “Company”) appointed Steven Bailey as the Company’s Chief Financial Officer, effective March 1, 2025 (the “Effective Date”). Consistent with the foregoing, Mr. Bailey will assume the role of principal financial officer of the Company, succeeding Gary Swidler in such role, effective on the Effective Date. Mr. Swidler will continue to serve as President of the Company following Mr. Bailey’s appointment as Chief Financial Officer.

Mr. Bailey, age 42, has served as the Company’s Senior Vice President, Financial Planning & Business Operations since February 2022. Prior to that, he held positions of increasing responsibility with the Company since 2012, including Chief Financial Officer, Match Group Americas, from February 2021 to January 2022; Senior Vice President, Finance & Business Operations, Match Group Americas, from February 2018 to January 2021; and VP, Finance, Match Group Americas, from February 2016 to January 2018. Prior to joining the Company, Mr. Bailey served as Manager, Financial Planning & Analysis, for Dow Jones from 2011 to 2012. Mr. Bailey began his career serving in various finance and operations roles for Heritage Building Group from 2004 to 2011. He received an MBA in Finance from Lehigh University and a BA in Finance from Bloomsburg University.

There are no arrangements or understandings between Mr. Bailey and any other person pursuant to which Mr. Bailey was selected as an officer. There are no transactions in which Mr. Bailey has an interest requiring disclosure under Item 404(a) of Regulation S-K.

CFO Employment Agreement

In connection with the appointment of Mr. Bailey as the Company’s Chief Financial Officer, the Company entered into an employment agreement with Mr. Bailey (the “Bailey Employment Agreement”), which will take effect on the Effective Date. The material terms and conditions of the Bailey Employment Agreement are summarized below. Unless otherwise specified, capitalized terms used but not defined below shall have the meanings set forth in the Bailey Employment Agreement.

The Bailey Employment Agreement has a scheduled term of one year from the Effective Date and provides for automatic renewals for successive one-year terms absent written notice from the Company or Mr. Bailey. The Bailey Employment Agreement provides that, during the term, Mr. Bailey will be eligible to receive (i) an annual base salary of $475,000, (ii) discretionary annual cash bonuses targeted at 100% of Mr. Bailey’s annual base salary, (iii) equity awards (as described below) and (iv) customary health and retirement benefits.

On the Effective Date, subject to approval by the Compensation and Human Resources Committee of the Board, Mr. Bailey will receive (i) restricted stock units of the Company, with a value at grant of $1,875,000, vesting in three equal installments on the first three anniversaries of the grant date and (ii) performance-based restricted stock units of the Company, with a target value at grant of $1,875,000, vesting on the third anniversary of the grant date, subject to continued employment and attainment of applicable performance goals.

In the event Mr. Bailey’s employment is terminated by the Company without Cause (other than by reason of death or disability), due to the Company’s Non-Renewal of the employment term, or by Mr. Bailey for Good Reason (a “Qualifying Termination”), in any case after the Effective Date, subject to his execution and non-revocation of a release and compliance with the post-termination covenants described below, Mr. Bailey will be entitled to:

·	salary continuation for 12 months from the date of such Qualifying Termination, payable in equal installments;

·

accelerated vesting of the portion of any outstanding and unvested equity awards that would have vested through the first anniversary of the date of such Qualifying Termination, provided that any equity awards that are subject to outstanding and unsatisfied performance conditions shall vest only to the extent such performance conditions are satisfied on or prior to the first anniversary of the date of termination; and

·	Company-paid coverage under the Company’s group health plan or monthly payments necessary to cover the full premiums for continued coverage under the Company’s plan through COBRA, which payments will be grossed up for applicable taxes, for up to 12 months following the date of such Qualifying Termination (but ceasing once equivalent employer-paid coverage is otherwise available to Mr. Bailey).

Pursuant to the Bailey Employment Agreement, Mr. Bailey is bound by covenants not to compete with the Company and not to solicit Company employees or business partners during the term of his employment and for 12 months thereafter. Mr. Bailey has also agreed not to use or disclose any confidential information of the Company or its affiliates and to be bound by customary covenants relating to proprietary rights and the related assignment of such rights.

This description is qualified in its entirety by reference to the full text of the Bailey Employment Agreement, which is filed as Exhibit 10.1 hereto and is incorporated herein by reference.

President Employment Agreement

In connection with Mr. Bailey’s appointment as Chief Financial Officer of the Company, the Company and Mr. Swidler entered into a second amendment (the “Amendment”) to the Amended and Restated Employment Agreement between the Company and Mr. Swidler, dated as of June 9, 2022 (as amended, the “Swidler Employment Agreement”), which memorializes the change of Mr. Swidler’s title from President and Chief Financial Officer of the Company to President of the Company. The other terms and conditions of the Swidler Employment Agreement remain unchanged.

The foregoing description is qualified in its entirety by reference to the full text of the Amendment, which is filed as Exhibit 10.2 hereto and is incorporated herein by reference. The Swidler Employment Agreement was previously filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on June 10, 2022, and the first amendment thereto was previously filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the SEC on January 26, 2023.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
10.1	Employment Agreement between Match Group, Inc. and Steven Bailey, dated October 7, 2024.
10.2	Second Amendment to the Amended and Restated Employment Agreement between the Company and Mr. Swidler, dated October 7, 2024.
104	Inline XBRL for the cover page of this Current Report on Form 8-K

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MATCH GROUP, INC.

By:	/s/ Sean Edgett
Sean Edgett
Chief Legal Officer and Secretary

Date: October 7, 2024